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                                                                    Exhibit 3.56


               HOLIDAY HEALTH & FITNESS CENTERS OF NEW YORK, INC.

                                   * * * * *

                                   BY - LAWS

                                   * * * * *

                                   ARTICLE I

                                    OFFICES

     Section 1. The office of the corporation shall be located in the city of New York.

     Section 2. The corporation may also have offices at such other places both within and without the State of New York as the board of directors may from time to time determine or the business of the corporation may require.

                                   ARTICLE II

                        ANNUAL MEETINGS OF SHAREHOLDERS

     "Section 1. All meetings of shareholders for the election of directors may be held within or outside the state of New York, at such place and time as may be fixed by the board of directors."

     "Section 2. Annual meetings of shareholders, commencing with the year 1994, shall be held during the first week of January at a date and time to be determined by the board of directors, and, if a legal holiday, then on the next secular day following, at which they shall elect by a plurality vote, a board of directors, and transact such other business as may properly be brought before the meeting."


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then on the next secular day following, at 10:00 A. M., at which they shall elect by a plurality vote, a board of directors, and transact such other business as may properly be brought before the meeting.

          Section 3. Written or printed notice of the annual meeting stating the place, date and hour of the meeting shall be delivered not less than ten nor more than fifty days before the date of the meeting, either personally or by mail, by or at the direction of the president, the secretary, or the officer of persons calling the meeting, to each shareholder of record entitled to vote at such meeting.


                                  ARTICLE III

                        SPECIAL MEETINGS OF SHAREHOLDERS

          Section 1. Special meetings of shareholders may be held at such time and place within or without the State of New York as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

          Section 2. Special meetings of the shareholders, for any purpose or purposes, unless otherwise prescribed by statute or by the certificate of incorporation, may be called by the president, the board of directors, or the holders of not less than a majority of all the shares entitled to vote at the meeting.

          Section 3. Written or printed notice of a special meeting stating the place, date and hour of the meeting and the purpose or purposes for which the meeting is called,

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shall be delivered not less than ten nor more than fifty days before the date of the meeting, either personally or by mail, by, or at the direction of, the president, the secretary, or the officer or persons calling the meeting, to each shareholder of record entitled to vote at such meeting. The notice should also indicate that it is being issued by, or at the direction of, the person calling the meeting.

          Section 4. The business transacted at any special meeting of shareholders shall be limited to the purposes stated in the notice.


                                   ARTICLE IV

                           QUORUM AND VOTING OF STOCK

          Section 1. The holders of a majority of the shares of stock issued and outstanding and entitled to vote, represented in person or by proxy, shall constitute a quorum at all meetings of the shareholders for the transaction of business except as otherwise provided by statute or by the certificate of incorporation. If, however, such quorum shall not be present or represented at any meeting of the shareholders, the shareholders present in person or represented by proxy shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented any business may be transacted which might have been transacted at the meeting as originally notified.
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     Section 2. If a quorum is present, the affirmative vote of a majority of the shares of stock represented at the meeting shall be the act of the shareholders, unless the vote of a greater or lesser number of shares of stock is required by law or the certificate of incorporation.

     Section 3. Each outstanding share of stock having voting power shall be entitled to one vote on each matter submitted to a vote at a meeting of shareholders. A shareholder may vote either in person or by proxy executed in writing by the shareholder or by his duly authorized attorney-in-fact.

     Section 4. The board of directors in advance of any shareholders' meeting may appoint one or more inspectors to act at the meeting or any adjournment thereof. If inspectors are not so appointed, the person presiding at a shareholders' meeting may, and, on the request of any shareholder entitled to vote thereat, shall appoint one or more inspectors. In case any person appointed as inspector fails to appear or act, the vacancy may be filled by the board in advance of the meeting or at the meeting by the person presiding thereat. Each inspector, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of his ability.

     Section 5. Whenever shareholders are required or permitted to take any action by vote, such action may be
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taken without a meeting on written consent, setting forth the action so taken, signed by the holders of all outstanding shares entitled to vote thereon.

                                   ARTICLE V

                                   DIRECTORS

     Section 1. The number of directors shall be seven(7). Directors shall be at least eighteen years of age and need not be residents of the State of New York nor shareholders of the corporation. The directors, other than the first board of directors, shall be elected at the annual meeting of the shareholders, except as hereinafter provided, and each director elected shall serve until the next succeeding annual meeting and until his successor shall have been elected and qualified. The first board of directors shall hold office until the first annual meeting of shareholders.

     Section 2. Any or all of the directors may be removed, with or without cause, at any time by the vote of the shareholders at a special meeting called for that purpose.

     Any director may be removed for cause by the action of the directors at a special meeting called for that purpose.

     Section 3. Newly created directorships resulting from an increase in the board of directors and all vacancies occurring in the board shall be filled by election at an

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annual meeting, or at a special meeting of shareholders called for that purpose.
A director elected to fill a vacancy shall be elected for the unexpired portion of the term of his predecessor in office. A director elected to fill a newly created directorship shall serve until the next succeeding annual meeting of shareholders and until his successor shall have been elected and qualified.

     Section 4. The business affairs of the corporation shall be managed by its board of directors which may exercise all such powers of the corporation and do all such lawful acts and things as not by statute or by the certificate of incorporation or by these by-laws directed or required to be exercised or done by the shareholders.

     Section 5. The directors may keep the books of the corporation, except such as are required by law to be kept within the state, outside the State of New York, at such place or places as they may from time to time determine.

     Section 6. The board of directors, by the affirmative vote of a majority of the directors then in office, and irrespective of any personal interest of any of its members, shall have authority to establish reasonable compensation of all directors for services to the corporation as directors, officers or otherwise.

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                                   ARTICLE VI

                       MEETINGS OF THE BOARD OF DIRECTORS


     Section 1. Meetings of the board of directors, regular or special, may be held either within or without the State of New York.

     Section 2. The first meeting of each newly elected board of directors shall be held at such time and place as shall be fixed by the vote of the shareholders at the annual meeting and no notice of such meeting shall be necessary to the newly elected directors in order legally to constitute the meeting, provided a quorum shall be present, or it may convene at such place and time as shall be fixed by the consent in writing of all the directors.

     Section 3. Regular meetings of the board of directors may be held upon such notice, or without notice, and at such time and at such place as shall from time to time be determined by the board.

     Section 4. Special meetings of the board of directors may be called by the president on five (5) days' notice to each director, either personally or by mail or by telegram; special meetings shall be called by the president or secretary in like manner and on like notice on the written request of two directors.

     Section 5. Notice of a meeting need not be given to any director who submits a signed waiver of notice whether before or after the meeting, or who attends the meeting without protesting, prior thereto or at its

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commencement, the lack of notice. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the board of directors need be specified in the notice or waiver of notice of such meeting.

     Section 6. A majority of the directors shall constitute a quorum for the transaction of business unless a greater or lesser number is required by law or by the certificate of incorporation. The vote of a majority of the directors present at any meeting at which a quorum is present shall be the act of the board of directors, unless the vote of a greater number is required by law or by the certificate of incorporation. If a quorum shall not be present at any meeting of directors, the directors present may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

     Section 7. Unless otherwise restricted by the certificate of incorporation or these by-laws, members of the board of directors, or any committee designated by the board of directors, or any committee, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

     Section 8. Unless the certificate of incorporation provides otherwise, any action required or permitted to be taken at a meeting of the directors or a committee thereof may ne taken without a meeting if a consent in writing to the adoption of a resolution authorization the action so taken, shall be signed by all of the directors entitled to vote with respect to the subject matter thereof.

                                  ARTICLE VII

                              EXECUTIVE COMMITTEE

     Section 1. The board of directors, by resolution adopted by a majority of the entire board, may designate, from among its members, an executive committee and other committees, each consisting of three or more directors, and each of which, to the extent provided in the resolution, shall have all the authority of the board, except as otherwise required by law. Vacancies in the membership of the committee shall be filled by the board of directors at a regular or special meeting of the board of directors. The executive committee shall keep regular minutes of its proceedings and report the same to the board when required.

                                  ARTICLE VIII

                                    NOTICES

     Section 1. Whenever, under the provisions of the statutes or of the certificate of incorporation or of these by-laws, notice is required to be given to any director or shareholder, it shall not be construed to mean personal notice, but such notice may be given in writing, by mail, addressed to such director or shareholder at his address as
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it appears on the records of the corporation, with postage thereon paid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Notice to directors may also be given by telegram.

          Section 2. Whenever any notice of a meeting is required to be given under the provisions of the statutes or under the provisions of the certificate of incorporation or these by-laws, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.


                                   ARTICLE IX

                                    OFFICERS


     "Section 1. The officers of the corporation shall (illegible) by the board of directors and shall be a preside(illegible) president, a secretary and a treasurer. th(illegible) directors may also choose additional vice presi(illegible)e more assistant secretaries and assistant treasur(illegible) other officers as they deem proper."


          Section 2. The board of directors at its first meeting after each annual meeting of shareholders shall choose a president from among the directors, and shall choose one or more vice-presidents, a secretary and a treasurer, none of whom need be a member of the board.

                                  ARTICLE XII

                                   AMENDMENTS

          Section 1. These by-laws may be amended or repealed or new by-laws may be adopted at any regular or special meeting of shareholders at which a quorum is present or represented, by the vote of the holders of shares entitled to vote in the election of any directors, provided notice of the proposed alteration, amendment or repeal be contained in the notice of such meeting. These by-laws may also be amended or repealed or new by-laws may be adopted by the affirmative vote of a majority of the board of directors at any regular or special meeting of the board. If any by-law regulating an impending election of directors is adopted, amended or repealed by the board, there shall be set forth in the notice of the next meeting of shareholders for the election of directors the by-law so adopted, amended or repealed, together with precise statement of the changes made. By-laws adopted by the board of directors may be amended or repealed by the shareholders.
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     We hereby authorize and direct that the name of the Corporation shall appear on all letterheads, bills, checks and other documents issued by the Corporation or its employees; that the name of the Corporation shall appear on the door of the office in which it is housed; and the name of the Corporation shall be placed in the appropriate telephone directories.

     We do hereby approve and authorize this Corporation to issue a certificate for eight hundred (800) shares of its $1.00 par value common stock to New Fitness Holding Co., Inc. in exchange for the sum of $800.00.

     We do hereby approve and authorize this Corporation to issue a certificate for one hundred (100) shares of its $1.00 par value common stock to Daniel Whitaker in exchange for the sum of $100.00

     We do hereby approve and authorize this Corporation to issue a certificate for seventy (70) shares of its $1.00 par value common stock to Holiday Fitness Holding Company in exchange for the sum of $70.00.

     We do hereby approve and authorize this Corporation to issue a certificate for thirty (30) shares of its $1.00 par value common stock to John Cipolla in exchange for the sum of $30.00.

     We do hereby direct that the fiscal year end of the corporation shall be July 31st.
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     We do hereby designate the ___________________________ Bank as a depository for the funds of this Corporation, direct that the appropriate resolutions be executed by the Secretary of the Corporation and a copy of said resolutions be retained as part of the corporate records.

     We do hereby approve the form of certificate representing shares of the Corporation.

     We authorize the Treasurer of the Corporation, as, if and when they have paid into the corporate account the sum of their subscription, to issue a Certificate of shares to them. We also authorize the Treasurer to pay all costs of organization of the Corporation.

                                        /s/ Donahue L. Wildman
                                        --------------------------------------
                                        DONAHUE L. WILDMAN


                                        /s/ Jack L. Clark
                                        --------------------------------------
                                        JACK L. CLARK


                                        /s/ Roy Zurkowski
                                        --------------------------------------
                                        ROY ZURKOWSKI


                                        /s/ H. Robert Jochem
                                        --------------------------------------
                                        H. ROBERT JOCHEM


                                        --------------------------------------
                                        JEROME B. KAHN


                                        /s/ John Cipolla
                                        --------------------------------------
                                        JOHN CIPOLLA


                                        /s/ Daniel Whitaker
                                        --------------------------------------
                                        DANIEL WHITAKER

                                        BEING ALL OF THE DIRECTORS OF SAID
                                        CORPORATION.


DATED: February 13, 1983.
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     We hereby authorize and direct that the name of the Corporation shall appear on all letterheads, bills, checks and other documents issued by the Corporation or its employees; that the name of the Corporation shall appear on the door of the office in which it is housed; and the name of the Corporation shall be placed in the appropriate telephone directories.

     We do hereby approve and authorize this Corporation to issue a certificate for eight hundred (800) shares of its $1.00 par value common stock to New Fitness Holding Co., Inc. in exchange for the sum of $800.00.

     We do hereby approve and authorize this Corporation to issue a certificate for one hundred (100) shares of its $1.00 par value common stock to Daniel Whitaker in exchange for the sum of $100.00.

     We do hereby approve and authorize this Corporation to issue a certificate for seventy (70) shares of its $1.00 par value common stock to Holiday Fitness Holding Company in exchange for the sum of $70.00.

     We do hereby approve and authorize this Corporation to issue a certificate for thirty (30) shares of its $1.00 par value common stock to John Cipolla in exchange for the sum of $30.00.

     We do hereby direct that the fiscal year end of the corporation shall be July 31st.


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     We do hereby designate the                   Bank as a depository for the
fund of this Corporation, direct that the appropriate resolutions be executed by the Secretary of the Corporation and a copy of said resolutions be retained as part of the corporate records.

     We do hereby approve the form of certificate representing shares of the Corporation.

     We authorize the Treasurer of the Corporation, as, if and when they have paid into the corporate account the sum of their subscription, to issue a Certificate of shares to them. We also authorize the Treasurer to pay all cost of organization of the Corporation.


                                           /s/ Donahue L. Wildman
                                           -------------------------------------
                                           DONAHUE L. WILDMAN


                                           /s/ Jack L. Clark
                                           -------------------------------------
                                           JACK L. CLARK


                                           /s/ Roy Zurkowski
                                           -------------------------------------
                                           ROY ZURKOWSKI


                                           /s/ H. Robert Jochem
                                           -------------------------------------
                                           H. ROBERT JOCHEM


                                           /s/ Jerome B. Kahn
                                           -------------------------------------
                                           JEROME B. KAHN


                                           /s/ John Cipolla
                                           -------------------------------------
                                           JOHN CIPOLLA

                                           /s/ Daniel Whitaker
                                           -------------------------------------
                                           DANIEL WHITAKER


                                           BEING ALL OF THE DIRECTORS OF SAID
                                           CORPORATION.



DATED: February 13, 1983.